EXHIBIT (q)(13)

POWER OF ATTORNEY

The undersigned officer of Special Equities Portfolio, Tax-Managed Multi-Cap Opportunity
Portfolio, Tax-Managed Value Portfolio and Worldwide Health Sciences Portfolio, each a New
York trust, (does hereby severally constitute and appoint Barbara E. Campbell, Alan R. Dynner,
Thomas E. Faust Jr., Maureen A. Gemma and James B. Hawkes, or any of them, to be true, sufficient and lawful attorneys, or attorney, to sign for me in the capacity indicated below, any
Registration Statement and any and all amendments (including post-effective amendments) to a
Registration Statement filed with the Securities and Exchange Commission on behalf of each of the respective Trusts listed below, in respect of shares of beneficial interest and other documents and papers relating thereto:

Special Equities Portfolio	Eaton Vance Special Investment Trust
Tax-Managed Multi-Cap Opportunity Portfolio	Eaton Vance Mutual Funds Trust
Tax-Managed Value Portfolio	Eaton Vance Mutual Funds Trust
Worldwide Health Sciences Portfolio	Eaton Vance Growth Trust

IN WITNESS WHEREOF I have hereunto set my hand on the date set opposite my signature.

Signature	Title	Date

/s/ Kevin M. Connerty	Treasurer and Principal Financial and	April 23, 2007
Kevin M. Connerty	Accounting Officer